EXHIBIT 10.29

AMENDMENT NO. 3

     THIS AMENDMENT NO. 3 (this “Amendment”), dated as of February 13, 2004, to the Credit Agreement referenced below, is by and among IPAYMENT, INC., a Delaware corporation (the “Borrower”), the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H

     WHEREAS, a $65 million credit facility has been extended to the Borrower pursuant to the terms of that Credit Agreement (as amended, modified and supplemented, the “Credit Agreement”), dated as of August 1, 2003, amended by Amendment No. 1, dated as of September 30, 2003 (“Amendment No. 1”), and Amendment No. 2, dated as of December 19, 2003 (“Amendment No. 2”), among the Borrower, the Lenders identified therein and Bank of America, N.A., as Swingline Lender and Administrative Agent;

     WHEREAS, the Borrower has requested certain modifications to the Credit Agreement; and

     WHEREAS, the Lenders have consented to the requested modifications on the terms and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendments to Credit Agreement.

     (a) The Total Revolving Credit Commitment is increased to $70 million and the Credit Agreement is amended to add Schedule 2.1 attached hereto.

     (b) The Credit Agreement is amended to replace Exhibit D with the revised Exhibit D attached hereto.

     (c) In the Credit Agreement, each reference to (i) “Agent” (and not “Administrative Agent”) is amended to read “Administrative Agent”, (ii) “Indemnified Costs” is amended to read “Indemnified Liabilities”, (iii) “Indemnified Person” is amended to read “Indemnitees” and (iv) “L/C Obligation” is amended to read “Letter of Credit Outstandings”.

     (d) In Section 2.2(a)(iv) and Section 10.8(b)(iii) of the Credit Agreement, each reference to “Revolving Credit Facility” is amended to read “Facility”.

     (e) In Section 2.5(a)(ii), Section 2.8(ii), Section 2.14 and Section 5.5(b) of the Credit Agreement, each reference to “Revolving Credit Loans” is amended to read “Loans”.

     (f) The definition of “Debt” in Section 1.1 of the Credit Agreement is amended to delete the following proviso:

; provided, there shall be excluded from the foregoing calculation of Debt the then outstanding amount of Point-of-Sale Equipment Financing up to a maximum of $5,000,000

     (g) Clause (ii) of the definition of “Obligations” in Section 1.1 of the Credit Agreement is amended to read as follows:

(ii) any amounts now or hereafter owed under any Interest Rate Contracts to a Lender or an Affiliate of a Lender,

     (h) The definitions of “Change of Control”, “Eligible Assignee”, “Facility”, “Federal Funds Rate”, “LIBOR Rate”, “Loans”, “Notes”, “Percentage”, “Required Lenders”, “Revolving Credit Commitment” and “Revolving Credit Facility Maturity Date” in Section 1.1 of the Credit Agreement are amended to read as follows:

“Change of Control” means an event or series of events by which:

          (a) Greg Daily, any member of his immediate family and any partnership owned or controlled by him or any member of his immediately family shall not beneficially own, directly or indirectly, in excess of 1,600,000 shares of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower (as such amount is adjusted by stock splits and stock dividends);

          (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) Greg Daily, any member of his immediate family and any partnership owned or controlled by him or any member of his immediately family and (ii) any employee benefit plan of the Borrower or its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

          (c) during any period of 12 consecutive months, a majority of the members of the board of directors of the Borrower cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Eligible Assignee” shall have the meaning assigned to such term in Section 10.5(g) hereof.

“Facility” shall mean either or both, as context requires, of the Revolving Credit Facility or the New Term Loans.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“LIBOR Rate” shall mean for any Interest Period with respect to any LIBOR Loan, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the LIBOR Base Rate for such LIBOR Loan for such Interest Period by (b) one minus the Reserve Requirement for such LIBOR Loan for such Interest Period.

“Loans” or “Loan” shall mean and refer to any of the Revolving Credit Loans, the Swingline Loans and the New Term Loan.

“Notes” or “Note” shall mean the Revolving Credit Notes, the Swingline Note and/or the Term Loan Notes, collectively, separately or individually, as appropriate.

“Percentage” shall mean, with respect to any Lender at any time, such Lender’s Revolving Credit Percentage or Term Loan Percentage.

“Required Lenders” means, at any time, Lenders which are then in compliance with their obligations hereunder and which hold in the aggregate more than 50% of (i) the Revolving Credit Commitments and the New Term Loan or (b) if the Revolving Credit Commitments have been terminated, the sum of (i) the then aggregate principal amount of the Loans then outstanding plus the aggregate Stated Amount of all Letters of Credit then outstanding. For purposes of this definition, the Stated Amount of each Letter of Credit shall be considered to be owed to the Lenders according to their respective Revolving Credit Percentages.

“Revolving Credit Commitment” means, with respect to any Lender, the amount set forth opposite such Lender’s name on Schedule 2.1 or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Facility Maturity Date” shall mean December 31, 2006, or such later date as may be consented to by all Lenders, in their sole discretion, in writing; in this regard, the Borrower may request no later than ninety (90) days prior to each anniversary date of this Credit Agreement, a one (1) year extension of the Revolving Credit Facility Maturity Date, and if all Lenders agree, in their sole discretion, such extension shall be granted in writing signed by the Agent on behalf of all Lenders.

     (i) The definitions of “Approved Fund”, “Fund”, “LIBOR Base Rate”, “New Term Loan”, “Supermajority Lenders”, “Term Loan Notes” and “Term Loan Percentage” are added to Section 1.1 of the Credit Agreement to read as follows:

“Approved Fund” shall have the meaning assigned to such term in Section 10.5(g).

“Fund” shall have the meaning assigned to such term in Section 10.5(g).

“LIBOR Base Rate” shall mean for any Interest Period with respect to any LIBOR Loan:

          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

“New Term Loan” shall have the meaning assigned to such term in Section 2.7 of Amendment No. 2.

“Supermajority Lenders” means at least three (3) Lenders that together constitute the Required Lenders.

“Term Loan Notes” shall have the meaning assigned to such term in Section 2.7 of Amendment No. 2.

“Term Loan Percentage” shall mean, with respect to any Lender at any time, a fraction (expressed as a percentage) the numerator of which is the New Term Loan held by such Lender at such time and the denominator of which is the aggregate New Term Loan held by all the Lenders at such time.

     (j) In the definition of “Letter of Credit Sublimit” in Section 1.1 of the Credit Agreement, the reference to “$3,000,000” is amended to read “$5,000,000”.

     (k) In the definition of “Permitted Acquisition” in Section 1.1 of the Credit Agreement, the reference to “$6,000,000” in clause (A) is amended to read “$10,000,000”.

     (l) Section 1.1 of the Credit Agreement is amended by deleting the defined term and definition for “Related Fund”.

     (m) In Section 2.1(b)(i) of the Credit Agreement the reference to “Five Hundred Thousand Dollars ($500,000)” is amended to read “Five Million Dollars ($5,000,000)”.

     (n) A new clause (e) is added to Section 2.1 of the Credit Agreement to read as follows:

(e) Additional Revolving Credit Commitments. The Borrower may at any time prior to the date six (6) months after the date of Amendment No. 3 to the Credit Agreement, upon prior written notice by the Borrower to the Administrative Agent, increase the Total Revolving Credit Commitment by up to TEN MILLION DOLLARS ($10,000,000) with additional Revolving Credit Commitments from any existing Lender or new Revolving Credit Commitments from any other Person selected by the Borrower and approved by the Administrative Agent; provided that:

          (i) any such increase shall be in a minimum principal amount of $5 million and in integral multiples of $5 million in excess thereof;

          (ii) no Default shall be continuing at the time of any such increase;

          (iii) no existing Lender shall be under any obligation to increase its Revolving Credit Commitment and any such decision whether to increase its Revolving Credit Commitment shall be in such Lender’s sole and absolute discretion; and

          (iv) any new Lender shall join this Agreement by executing such joinder documents reasonably required by the Administrative Agent.

In connection with any such increase in the Total Revolving Credit Commitment, (A) Schedule 2.1 shall be revised by the Administrative Agent to reflect the new Revolving Credit Commitments and shall be distributed to the Lenders, (B) with respect to any outstanding Letters of Credit or Reimbursement Obligations, there shall be an automatic adjustment to the participation interests therein in order to reflect the new Revolving Credit Percentages of each Lender with a Revolving Credit Commitment and (C) with respect to any outstanding Revolving Loans, the amount of such Revolving Loans held by each Lender shall be reallocated in order to reflect the new Revolving Credit Percentages of each Lender with a Revolving Credit Commitment.

     (o) Clause (b) of Section 2.2 of the Credit Agreement is amended to delete the last four (4) sentences thereof.

     (p) Clause (c) of Section 2.2 of the Credit Agreement is amended to add the following sentence at the end thereof:

Notwithstanding the foregoing, if the Borrower has entered into an “auto-borrow” arrangement with the Swingline Lender, then Swingline Loan advances shall be made at such times and in such amounts as provided in the agreement(s) between the Swingline Lender and the Borrower relating to such “auto-borrow” arrangement.

     (q) The second sentence of clause (a) of Section 2.5 of the Credit Agreement is amended to read as follows:

Each prepayment of a LIBOR Loan shall be in a minimum principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding) and each prepayment of a Base Rate Loan or a Swing Line Loan shall be in a minimum principal amount of $250,000 or a whole multiple of $250,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding).

     (r) Clause (a) of Section 2.5 of the Credit Agreement is amended to add the following sentence at the end thereof:

Notwithstanding the foregoing, if the Borrower has entered into an “auto-borrow” arrangement with the Swingline Lender, then Swingline Loan shall be prepaid at such times and in such amounts as provided in the agreement(s) between the Swingline Lender and the Borrower relating to such “auto-borrow” arrangement.

     (s) In clause (d) of Section 2.5 of the Credit Agreement, the term “Commitment Percentage” is amended to read “Revolving Credit Percentage”.

     (t) Clause (c) of Section 2.10 of the Credit Agreement is amended to read as follows:

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable

Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period (without duplication) at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.

Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.

     (u) A new clause (g) is added to Section 2.10 of the Credit Agreement to read as follows:

(g) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swingline Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

     (v) In Section 2.14(ii) of the Credit Agreement, the reference to “$3,000,000” is amended to read “$5,000,000”.

     (w) In the first sentence of clause (a) of Section 2.17 of the Credit Agreement, the following phrase is added immediately following “herein set forth”:

and in reliance upon the agreements of the other Lenders set forth in this Section 2.17

     (x) Clause (iii) of Section 2.17(a) of the Credit Agreement is amended by adding a new clause (C) at the end thereof to read as follows:

or (C) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank

     (y) Section 3.10 of the Credit Agreement is deleted in its entirety.

     (z) The Credit Agreement is amended to replace Schedule 4.15 with the revised Schedule 4.15 attached hereto, and the Borrower affirms the representations and warranties set forth in Section 4.15 as of the date hereof.

     (aa) A new Section 4.26 is added to the Credit Agreement to read as follows:

          4.26 Tax Shelter Regulations. The Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loans and/or its interest in Swingline Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

     (bb) In Section 5.1 of the Credit Agreement, clause (h) thereof is renumbered as clause (i) thereof and a new clause (h) is added thereto to read as follows:

(h) Promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

     (cc) Clause (i) of Section 5.13(a) of the Credit Agreement is amended in its entirety to read as follows:

(i) the total Cash Acquisition Amount payable with respect to all such Acquisitions, whether Permitted Acquisitions or other Acquisitions for which the Borrower has obtained the prior written approval of the Required Lenders, shall not exceed $50 million in the aggregate for any fiscal year (unless approved in writing by the Supermajority Lenders), and the sum of the Acquisition Amounts of all such Acquisitions during the term of this Agreement shall not exceed $100 million in the aggregate (unless approved in writing by the Supermajority Lenders); and

     (dd) In the last sentence of Section 5.13(d) of the Credit Agreement, the following phrase “for which the total Cash Acquisition Amount exceeds $3,000,000” is added immediately after “With respect to Permitted Acquisitions”.

     (ee) In Section 6.2(viii) of the Credit Agreement the reference to “$5,000,000” is amended to read “$8,000,000”.

     (ff) In Section 6.2(ix) of the Credit Agreement the reference to “$1,000,000” is amended to read “$2,000,000”.

     (gg) In Section 6.5 of the Credit Agreement the reference to “$200,000” in clause (i) thereof is amended to read “$400,000” and the reference to “$500,000.00” in clause (iii) thereof is amended to read “$1,000,000”.

     (hh) In Section 6.7 of the Credit Agreement the reference to “$100,000” in clause (b) thereof is amended to read “$200,000” and the reference to “$5,000,000” in clause (h) thereof is amended to read “$7,000,000”.

     (ii) Section 6.10 of the Credit Agreement is amended to read as follows:

6.10 Consolidated Debt to EBITDA. Permit the ratio of Consolidated Debt less Cash Investments then on hand to EBITDA to be greater than 2.50 to 1.00 as of the end of any fiscal quarter commencing with the quarter ending December 31, 2003.

     (jj) Clause (c) of Section 6.14 of the Credit Agreement is amended by inserting “(except as permitted by Section 5.13)” immediately after the term “Subsidiary”.

     (kk) In Section 6.15 of the Credit Agreement the reference to “$6,000,000” is amended to read “$8,000,000”.

     (ll) In Section 6.22 of the Credit Agreement the reference to “Three Million Dollars ($3,000,000)” is amended to read “Five Million Dollars ($5,000,000)”.

     (mm) New Sections 6.23 is added to the Credit Agreement to read as follows::

          6.23 Certain Subsidiaries of E-Commerce Exchange, Inc. Neither the Borrower nor its Subsidiaries will use or permit to be used the six (6) wholly-owned Subsidiaries of E-Commerce Exchange, Inc., set forth on Schedule 4.1, to conduct any business operations, including, without limitation, owning, leasing, holding or maintaining any assets, entering into any agreements or incurring any Indebtedness or other liabilities, other than in connection with their corporate dissolution.

     (nn) In clauses (f) and (h) of Section 7.1 of the Credit Agreement, the word “results” is amended to read “could reasonably be expected to result” and the word “has” is amended to read “could reasonably be expected to have”.

     (oo) Clause (j) of Section 7.1 of the Credit Agreement is amended by inserting the words “or an order for relief is entered” at the end of such clause.

     (pp) Clause (n) of Section 7.1 of the Credit Agreement is amended to read as follows:

          The entry against the Borrower or any Guarantor of a final, nonappealable judgment or order for the payment of money in an aggregate amount exceeding $3 million (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and/or the issuance of a warrant of attachment, execution or similar process against the Borrower or any Guarantor or any of their respective assets which in either case shall not be paid, stayed, dismissed, discharged or bonded within sixty (60) days after entry and, if bonded, such bond (or a replacement bond) shall not continue in effect at all times until such judgment is dismissed or discharged.

     (qq) Section 8.3 of the Credit Agreement is amended to read as follows:

          8.3 Application of Proceeds. Notwithstanding anything to the contrary in this Agreement or the Loan Documents, after an Event of Default, the proceeds of any offsets, voluntary payments by the Borrower or others or any other sums received and collected in respect of the Obligations, shall be applied by the Administrative Agent in the following order:

          First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including attorneys’ fees) payable to the Administrative Agent in its capacity as such;

          Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including attorneys’ fees), according to the Pro Rata Share of each Lender;

          Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Interest Rate Contracts between any Loan Party and any Lender, or any Affiliate of a Lender, to the extent such Interest Rate Contract is permitted hereunder, according to the Pro Rata Share of each Lender (and in the case of such Interest Rate Contracts, Affiliates of the Lenders, as applicable);

          Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Reimbursement Obligations, and breakage, termination or other payments, and any interest accrued thereon, due under any Interest Rate Contract between any Loan Party and any Lender, or any Affiliate of a Lender, to the extent such Interest Rate Contract is permitted hereunder, according to the Pro Rata Share of each Lender (and in the case of such Interest Rate Contracts, Affiliates of the Lenders, as applicable);

          Fifth, to the Administrative Agent for the account of the Issuing Bank, as collateral for the aggregate Stated Amount of outstanding Letters of Credit;

          Sixth, to pay any other obligations due and outstanding, according to the Pro Rata Share of each Lender; and

          Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

     (rr) Section 9.1 of the Credit Agreement is amended by denominating the existing paragraph as section (a) and adding a new section (b) thereto to read as follows:

(b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 9 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article 9 and in the definition of “Agent-Related Person” included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided herein with respect to the Issuing Bank.”

     (ss) In Section 9.7 of the Credit Agreement, the term “Aggregate Commitments” is amended to read “Commitments”.

     (tt) In Section 9.12 of the Credit Agreement, each reference to “Section 10.1” is amended to read “Section 10.8”.

     (uu) Clause (d) of Section 9.12 of the Credit Agreement is amended to read as follows:

(d) Administrative Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the Collateral exists or is owned by Borrower or any other Loan Party or is cared for or protected.

     (vv) Section 10.3 of the Credit Agreement is amended to read as follows:

10.3 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (ww) Section 10.5 of the Credit Agreement is amended and replaced in its entirety to read as follows:

Section 10.5 Assignments and Participations.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section 10.5, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.5 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) (and any other attempted assignment or transfer by any party hereto shall be null and void, except as provided in the last sentence of Section 10.5(b)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.5 and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letter of Credit Outstandings and in Swingline Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section 10.5) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swingline Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent (in its reasonable discretion) and, with respect to any assignments of the Revolving Credit Commitments, the Issuing Bank and the Swingline Lender, unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee or an Approved Fund); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.5, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13, 10.6 and 10.7 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.5.

          (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and Letter of Credit Outstandings owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Outstandings and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative

Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.8 that directly affects such Participant. Subject to subsection (e) of this Section 10.5, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.5. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.2 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(b) as though it were a Lender.

          (e) A Participant shall not be entitled to receive any greater payment under Section 2.11 or 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be subject to Section 2.12(c) if it were a Lender shall not be entitled to the benefits of Section 2.12 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.12(c) as though it were a Lender.

          (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (g) As used herein, the following terms have the following meanings:

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and, with respect to any assignments of the Revolving Credit Commitments, the Issuing Bank and the Swingline Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as Issuing Bank and/or (ii) upon 30 days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as Issuing Bank or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Bank or Swingline Lender, as the case may be. If Bank of America resigns as Issuing Bank, it shall retain all the rights and obligations of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all Letter of Credit Outstandings with respect thereto (including the right to require the Lenders to make Revolving Credit Loans or to fund risk participations in Letter of Credit Outstandings pursuant to Section 2.17). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.5.

     (xx) Section 10.6 of the Credit Agreement is amended by deleting the “.” at the end of subsection (d) and replacing it with “; and” and adding a new section (e), which is to read as follows:

(e) The agreements in this Section 10.6 shall survive the termination of the aggregate Commitments and the repayment in full of the Obligations.

     (yy) In Section 10.8 of the Credit Agreement, clauses (c) and (d) are renumbered as clauses (d) and (e) and a new clause (c) is added thereto to read as follows:

(c) None of Section 6.11, Section 8.3 and the $50 million and $100 million amounts contained in Section 5.13(a)(i) may be amended, modified, waived, discharged or terminated without the written consent of the Supermajority Lenders;

     (zz) Section 10.10 of the Credit Agreement is amended to read as follows:

10.10 Reserved.

     (aaa) Section 10.17 of the Credit Agreement is amended to read as follows:

10.17 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.17, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.17 or (y) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower. For purposes of this Section 10.17, “Information” means all information received from any Loan Party relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party, provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     (bbb) New Sections 10.20 and 10.21 are added to the Credit Agreement to read as follows:

10.20 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any credit extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.21 USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

     2. Amendment to Amendment No. 2 to Credit Agreement.

     (a) The first sentence of Section 2.7 of Amendment No. 2 to the Credit Agreement is amended to read as follows:

If the Borrower has not completed a sale of its capital stock after January 1, 2004 but prior to June 30, 2004 that results in the Borrower (as opposed to any selling shareholders) receiving Net Cash Proceeds of $100 million or more, then as of the close of business on June 30, 2004:

(a) (i) if the amount of the Total Revolving Credit Commitment is less than $80 million, then $30 million of the amounts outstanding under the

Revolving Credit Facility (or, if less, all amounts outstanding under the Revolving Credit Facility in excess of $20 million) shall be converted to a new term loan; or

(ii) if the amount of the Total Revolving Credit Commitment is $80 million, then $35 million of the amounts outstanding under the Revolving Credit Facility (or, if less, all amounts outstanding under the Revolving Credit Facility in excess of $20 million) shall be converted to a new term loan;

(b) the Total Revolving Credit Commitments of the Lenders shall be permanently reduced by the amount of the new term loan described in clause (a) (the “New Term Loan”); and

(c) other than as set forth in Section 2.13, there shall be no prepayment premium or penalty applicable to the New Term Loan.

     (b) Section 9 of Amendment No. 2 to the Credit Agreement is amended to read as follows:

9. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     3. Amendment to Guaranty Agreement. Section 7.8 of the Guaranty Agreement is amended to read as follows:

7.8 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT

OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     4. Amendments to the Security Agreement and Guarantor Security Agreement.

     (a) Section 7.11 of the Security Agreement and Section 7.11 of the Guarantor Security Agreement are each, respectively, amended to read as follows:

7.11 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (b) In Section 1.1 of the Security Agreement, the definition of “General Intangibles” is amended by inserting “merchant portfolios,” between the words “all” and “contract”.

     (c) In Section 1.1 of the Guarantor Security Agreement, the definition of “General Intangibles” is amended by inserting “merchant portfolios,” between the words “all” and “contract”.

     (d) In Section 1.1 of the Security Agreement, the definition of “Other Assets” is amended to read as follows:

“Other Assets” means and includes all right, title and interest of the Borrower in each of the following, whether now owned or existing or owned, acquired or arising hereafter and all substitutions or replacements thereof and all products and proceeds thereof, including, without limitation, insurance proceeds:

(i)	all cash;

(ii)	all deposit accounts;

(iii)	all chattel paper

(iv)	all fixtures;

(v)	all goods;

(vi)	all instruments

(vii)	all investment property;

(viii)	all letter-of-credit rights;

(ix)	all payment intangibles;

(x)	all software;

(xi)	all supporting obligations;

(xii)	all other personal property of any kind or type whatsoever owned by the Borrower; and

(xiii)	to the extent not otherwise included, all accessions, proceeds and products of any and all of the foregoing.

     (e) In Section 1.1 of the Guarantor Security Agreement, the definition of “Other Assets” is amended to read as follows:

“Other Assets” means and includes all right, title and interest of each Guarantors in each of the following, whether now owned or existing or owned, acquired or arising hereafter and all substitutions or replacements thereof and all products and proceeds thereof, including, without limitation, insurance proceeds:

(i)	all cash;

(ii)	all deposit accounts;

(iii)	all chattel paper

(iv)	all fixtures;

(v)	all goods;

(vi)	all instruments

(vii)	all investment property;

(viii)	all letter-of-credit rights;

(ix)	all payment intangibles;

(x)	all software;

(xi)	all supporting obligations;

(xii)	all other personal property of any kind or type whatsoever owned by such Guarantor; and

(xiii)	to the extent not otherwise included, all accessions, proceeds and products of any and all of the foregoing.

     5. Amendments to Guaranty and Suretyship Agreement. In Article II of the Guaranty and Suretyship Agreement,

     (a) the term “Note” and its definition are deleted; and

     (b) any references to the term “Application” are amended to read “application”.

     6. Joinder of New Lenders. Each of Wachovia Bank, National Association and JPMorgan Chase Bank (each a “New Lender”) hereby agrees to provide a Revolving Credit Commitment under the Credit Agreement in the amount set forth on the new Schedule 2.1 to the Credit Agreement attached hereto. The Borrower, the Guarantors and each New Lender hereby acknowledge, agree and confirm that each New Lender shall from and after the date hereof be deemed to be a party to the Credit Agreement and a “Lender” for all purposes of the Credit Agreement, and shall have all of the rights and obligations of a Lender under the Credit Agreement as if such New Lender had executed the Credit Agreement. On the date hereof, (i) with respect to any outstanding Letters of Credit or Reimbursement Obligations, there shall be an automatic adjustment to the participation interests therein in order to reflect the new Revolving Credit Percentages of each Lender with a Revolving Credit Commitment and (ii) with respect to any outstanding Revolving Loans, the amount of such Revolving Loans held by each Lender shall be reallocated in order to reflect the new Revolving Credit Percentages of each Lender with a Revolving Credit Commitment.

     7. Conditions Precedent. This Amendment shall be effective as of the date set forth above upon satisfaction of each of the following conditions precedent:

     (a) receipt by the Administrative Agent of counterparts of this Amendment executed by the Loan Parties and all of the Lenders;

     (b) receipt by the Administrative Agent of certified resolutions of the board of directors of the Borrower and each Guarantor approving this Amendment;

     (c) receipt by the Administrative Agent of a Revolving Credit Note for each Lender (including each New Lender) in the amount of its Revolving Credit Commitment;

     (d) receipt by the Administrative Agent of a Swingline Note for the Swingline Lender in the amount of its Swingline Commitment;

     (e) receipt by the Administrative Agent of all fees and expenses owing in connection with this Amendment; and

     (f) receipt by the Administrative Agent of duly executed favorable opinion of counsel to the Loan Parties, dated as of the Closing Date, in form and substance reasonably acceptable to the Administrative Agent.

     8. No Other Changes. Except as expressly modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

     9. Amendment is a Loan Document. This Amendment is a Loan Document.

     10. Reaffirmation of Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment, (a) each of the representations and warranties set forth in Article IV of the Credit Agreement and in the other

Loan Documents is true and correct in all material respects on and as of the date of this Amendment, except to the extent that any such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date and (b) no Default or Event of Default has occurred and is continuing.

     11. Reaffirmation of Security Interests. The Borrower (i) affirms that each of the Liens granted in or pursuant to the Loan Documents is valid and subsisting and (ii) agrees that this Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

     12. Counterparts. This Amendment may be executed (a) in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart and (b) by facsimile signature, which shall be deemed for all purposes to be an original signature.

     13. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the State of Tennessee.

     14. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     15. Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties and supercede all prior agreements and understandings, if any, relating to the subject matter hereof. These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties.

[Signature Pages Follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	IPAYMENT, INC., a Delaware corporation

By:

Name:
Title:

ADMINISTRATIVE AGENT	BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:
Title:

LENDERS:	BANK OF AMERICA, N.A., as Lender, Swingline Lender and Issuing Bank

By:

Name:
Title:

AMSOUTH BANK

By:

Name:
Title:

JPMORGAN CHASE BANK

By:

Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Name:
Title:

Each of the undersigned Guarantors, by executing this Amendment below, (a) acknowledges and consents to all of the terms and conditions of this Amendment, Amendment No. 2 and Amendment No. 1, (b) affirms all of its obligations under the Loan Documents, (c) affirms that each of the Liens granted by such Guarantor in or pursuant to the Loan Documents is valid and subsisting and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Loan Documents or any of the Liens granted by such Guarantor in or pursuant to the Loan Documents.

iPAYMENT TECHNOLOGIES, INC.,
a California corporation
iPAYMENT OF CALIFORNIA, LLC,
a Tennessee limited liability company
1ST NATIONAL PROCESSING, INC.,
a Nevada corporation
E-COMMERCE EXCHANGE, INC.,
a Delaware corporation
ONLINE DATA CORP.,
a Delaware corporation
iPAYMENT OF MAINE, INC.,
a Delaware corporation
CARDSYNC PROCESSING, INC.,
a California corporation
iPAYMENT OF EUREKA, INC.,
a Delaware corporation
QUAD CITY ACQUISITION SUB, INC.,
a Delaware corporation
CARDPAYMENT SOLUTIONS, L.L.C.,
a Delaware limited liability company
iPAYMENT ACQUISITION SUB LLC,
a Delaware limited liability company

By:

Name:
Title:

SCHEDULE 2.1

REVOLVING CREDIT COMMITMENTS

	Revolving Credit	Revolving Credit
Lender	Percentage	Commitment
Bank of America, N.A.	35.71428571%	$25,000,000
Wachovia Bank, National Association	27.14285714%	$19,000,000
JPMorgan Chase Bank	22.85714286%	$16,000,000
AmSouth Bank	14.28571429%	$10,000,000

Total	100.00000000%	$70,000,000

SCHEDULE 4.15
LITIGATION

None.

Exhibit D

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower:	iPayment, Inc., a Delaware corporation

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement dated as of August 1, 2003 by and among the Borrower, the Guarantors identified therein, the Lenders parties thereto and Bank of America, N.A., as Administrative Agent

6.	Assigned Interest:

		Amount of	Percentage of
	Total Revolving	Revolving Credit	Revolving Credit
Facility Assigned	Credit Commitment	Commitment Assigned	Commitment Assigned
Revolving Credit Commitment

7.	Trade Date:	[1]

8.	Effective Date:	[2]

     1 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

     2 To be inserted by Administrative Agent and shall be the effective date of recordation of transfer in the register therefor.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR:	[NAME OF ASSIGNOR]

By:

Name:
Title:

ASSIGNEE:	[NAME OF ASSIGNEE]

By:

Name:
Title:

[Consented to and]3 Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:
Title:

[Consented to:]4

IPAYMENT, INC., a Delaware corporation

By:

Name:
Title:

[Consented to:] 5

BANK OF AMERICA, N.A., as Issuing Bank and Swingline Lender

By:

Name:
Title:

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[4]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

[5]	To be added only if the consent of the Swingline Lender and Issuing Bank is required by the terms of the Credit Agreement.

Annex 1 to Assignment and Acceptance

STANDARD TERMS AND CONDITIONS

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of Tennessee.